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                                                                    EXHIBIT 23.1

                    FORM OF CONSENT OF INDEPENDENT AUDITORS

    When the stock split referred to in Note 8 of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following report.

                                          KPMG Peat Marwick LLP

The Board of Directors
Advanced Fibre Communications, Inc.:

    We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

San Francisco, California
July 25, 1996